Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

As independent petroleum consultants, we hereby consent to (a) the use of our report, dated February 15, 2011, which contains our estimate of proved reserves, future production and income attributable to certain leasehold and royalty interests of Walter Energy, Inc. and its Subsidiaries, as of December 31, 2010, (b) the references to us as experts in Walter Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, and (c) the incorporation by reference of our name and our report letter into Walter Energy Inc.’s Registration Statements on Form S-3 (Nos. 333-165578) and in the related Prospectuses and Form S-8 (Nos. 333-114738, 333-83154, 333-106512, and 333-77283), that incorporate by reference such form 10-K.

We are independent petroleum engineers with respect to Walter Energy Inc.  Neither we nor any of our employees have any interest in Walter Energy Inc. and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 28, 2011

1015 4TH STREET, S.W. SUITE 600	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258